Exhibit 99.1

Contact:

Charles Atwood – Investors

Gary Thompson – Media

Harrah’s Entertainment, Inc.

Harrah’s Entertainment, Inc.

(702) 407-6406

(702) 407-6529

Brad Belhouse – Investors
Harrah’s Entertainment, Inc.
(702) 407-6367

RELEASE #HET 09-0387

Harrah’s Entertainment Agrees To Acquire Horseshoe Gaming,
Strengthens Leadership Position In Three Major U.S. Gaming Markets

LAS VEGAS, September 11, 2003 – Harrah’s Entertainment, Inc. (NYSE:HET) has signed a definitive agreement to acquire Horseshoe Gaming Holding Corp. for $1.45 billion, including assumption of debt.

Privately held Horseshoe operates leading casinos in Hammond, Indiana, Tunica, Mississippi, and Shreveport-Bossier City, Louisiana. Each of Horseshoe’s shareholders has committed to sell their shares, subject to customary conditions.

Harrah’s also intends to sell its Harrah’s brand casino in Shreveport to avoid overexposure in that market, but will retain its Louisiana Downs thoroughbred horse-racing track and casino in Bossier City. Harrah’s expects no other property sales related to the Horseshoe transaction.

Subject to customary approvals, the acquisition and sale are expected to close in the 2004 first quarter. After consideration of the Harrah’s Shreveport sale, the Horseshoe acquisition would add a net 107,100 square feet of casino space, more than 4,360 slot machines and 138 table games to Harrah’s existing portfolio of 1.53 million square feet of casino space, more than 42,000 slots and nearly 1,150 table games.

“This acquisition enhances our efforts to become the nation’s leading distributor of casino entertainment and bolsters our near-term and long-term growth prospects,” said

Gary Loveman, Harrah’s Entertainment president and chief executive officer. “The Horseshoe franchise is a tremendous strategic fit in that its business model, like ours, is centered around gaming and providing outstanding customer service.

“Also like Harrah’s, Horseshoe enjoys an enormously loyal player base and highly recognizable brand,” Loveman said. “We believe our proven ability to apply sophisticated operating capabilities and drive strong cross-market play will help enrich the Horseshoe brand and benefit customers of both companies.

“This deal also demonstrates our industry-leading financial strength and flexibility, which allow us to pursue attractive growth investments and maintain our debt rating even while distributing a sizable dividend to our shareholders,” Loveman said. “Coupled with our longer-term expansion prospects in both the United States and United Kingdom, the Horseshoe acquisition positions us for a decade of growth.”

The acquisition is not subject to financing, and Harrah’s expects to maintain its investment-grade credit rating.

“At a price of about 7.2 times analysts’ estimates for Horseshoe 2004 earnings before interest, taxes, depreciation and amortization, this acquisition is both fair to the sellers and is expected to be immediately accretive to our earnings,” Loveman said. “In addition, within two years of closing the transaction, we expect to achieve about $36 million of annual savings from operating synergies.

“Horseshoe Gaming owner Jack Binion has created enormously popular casinos providing the high-quality amenities and superior customer service and recognition that generate lasting player loyalty,” said Loveman. “We are especially pleased that Jack, who has developed personal friendships with so many of his players, has agreed to assist us with the ownership transition for the three casinos that will continue to bear the Horseshoe name.”

The purchase agreement calls for Binion to provide guidance on both the integration of the Horseshoe properties into the Harrah’s network and expansion of the Horseshoe brand into other markets.

“In addition to retaining the Horseshoe name, the three acquired properties will continue to focus on providing superior, distinctive casino entertainment to their customers,” Loveman said. “Once integration is complete, Horseshoe customers will be included in our Total Rewards player-loyalty program and Harrah’s customers will be able to redeem rewards at Horseshoe casinos.

“Total Rewards and our nationwide geographic distribution were key factors in the 20 percent growth of cross-market play at our casinos last year,” Loveman said. “We expect the addition of the high-quality Horseshoe properties and customer base to our portfolio to enhance that performance.”

Harrah’s Entertainment was advised by Bear Stearns & Co. and J.P. Morgan Securities Inc. in the acquisition.

Harrah’s Entertainment will host a conference call Thursday, September 11, 2003, at 9:00 a.m. Eastern Daylight Time to discuss the transaction.

Those interested in participating in the call should dial 1-888-399-2695, or 1-706-679-7646 for international callers, approximately 10 minutes before the call start time. A taped replay of the conference call can be accessed at 1-800-642-1687, or 1-706-645-9291 for international callers, beginning at noon EDT Thursday, September 11. The replay will be available through 11:59 p.m. EDT on Thursday, September 18. The passcode number for the replay is 2711237.

Interested parties wanting to listen to the live conference call on the Internet may do so on the company’s web site – www.harrahs.com – in the Investor Relations section behind the “About Us” tab.

Founded 65 years ago, Harrah’s Entertainment, Inc. operates 26 casinos in the United States, primarily under the Harrah’s brand name. Harrah’s Entertainment is focused on building loyalty and value with its target customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contains words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcome of contingencies such as legal proceedings and future financial results. We have based these forward-looking statements on our current expectations and projections about future events.

We caution the reader that forward-looking statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission:

•                  timing of closing of the transactions discussed herein;

•                  the ability to obtain financing at acceptable rates, or at all;

•                  the ability to obtain state and federal regulatory approvals;

•                  whether and the extent to which the transaction will be accretive to earnings;

•                  difficulties in achieving synergies upon combination of the businesses;

•                  the ability to obtain third-party consents;

•                  the effect of any delay or uncertainty of closure of the transaction on the business of Harrah’s or Horseshoe;

•                  whether Harrah’s is able to complete the sale of its casino in Shreveport in a timely manner on terms it finds acceptable;

•                  the effect of economic, credit and capital-market conditions on the economy in general and on gaming and hotel companies in particular;

•                  our ability to timely and cost effectively integrate Horseshoe into our operations;

•                  changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•                  litigation outcomes and judicial actions;

•                  the ability of our customer-tracking and yield-management programs to continue to increase customer loyalty;

•                  acts of war or terrorist incidents; and

•                  the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.